UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On February 29, 2024, Scilex Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw LLC and StockBlock Securities LLC, as the representatives (the “Representatives”) of the underwriters named in Schedule A thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell, in an underwritten offering (the “Offering”), 5,882,353 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and accompanying common warrants to purchase up to an aggregate of 5,882,353 shares of Common Stock (the “Firm Warrants”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for a period of up to 30 days from the date of the Underwriting Agreement to purchase up to 882,352 additional shares of Common Stock (the “Optional Shares”, and together with the Firm Shares, the “Shares”) and/or common warrants to purchase up to 882,352 shares of Common Stock (the “Optional Warrants”, and together with the Firm Warrants, the “Common Warrants”) that may be purchased by the Underwriters, at a price per Optional Share of $1.5548 and a price per Optional Warrant of $0.0092, which amounts reflect the public offering price of $1.69 per Optional Shares and $0.01 per Optional Warrant, less underwriting discounts and commissions, as applicable (the “Underwriters’ Option”). Each Firm Share was sold together with a Firm Warrant at a combined public offering price of $1.70. The combined price per Firm Share and accompanying Firm Warrant paid by the Underwriters was $1.564, which amount reflects the combined public offering price of $1.70, less underwriting discounts and commissions.

The Company currently intends to use the net proceeds from the Offering, including any net proceeds from the exercise of the Common Warrants, for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

Subject to certain ownership limitations, the Common Warrants are exercisable immediately from the date of issuance, will expire on the five-year anniversary of the date of issuance and have an exercise price of $1.70 per share. The exercise price of the Common Warrants is subject to certain adjustments, including (but not limited to) for stock dividends, stock splits, combinations and reclassifications of the Company’s Common Stock. Subject to certain exceptions set forth in the Common Warrants, in the event of a fundamental transaction, as described therein, each of the holders of the Common Warrants shall have the right to exercise its Common Warrants and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of Common Stock issuable upon the exercise of its Common Warrant. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Common Warrants, each holder of the Common Warrants will have the right to require the Company to repurchase the unexercised portion of its Common Warrant at its fair value using the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the Common Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its Common Warrant for the same consideration paid to the holders of the Common Stock in the fundamental transaction at the unexercised Common Warrant’s fair value using the Black Scholes option pricing formula. If a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants is not available for the issuance, then the holders may exercise the Common Warrants by means of a “cashless exercise.”

A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the Beneficial Ownership Limitation in accordance with the terms of the Common Warrant, provided that it does not exceed 9.99%.

Pursuant to the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of Common Stock or Related Securities (as defined therein) during the period commencing on and including the date of the Underwriting Agreement and continuing through and including the 45th day following the date of the Final Prospectus Supplement (as defined below), subject to certain exceptions set forth therein.

In connection with the Offering, the Company agreed, pursuant to the Underwriting Agreement, to issue the Representatives warrants (the “Representative Warrants”, and together with the Common Warrants, the “Warrants”) to purchase up to an aggregate of 470,588 shares of Common Stock (which represents 8.0% of the aggregate number of Firm Shares sold in the Offering), or up to an aggregate of 541,176 shares of Common Stock if the Underwriters exercise the Underwriters’ Option in full. The Representative Warrants are immediately exercisable and have the same terms as the Common Warrants described above, except that the exercise price of the Representative Warrants is $2.125 per share, which represents 125% of the combined public offering price per Firm Share and accompanying Firm Warrant. The Company also agreed to pay certain expenses of the Representatives in connection with the Offering, including their legal fees and out-of-pocket expenses, up to $200,000 and up to $15,950 for clearing expenses.

The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, as amended, and was declared effective on January 11, 2024 (File No. 333-276245), a base prospectus dated January 11, 2024, and a final prospectus supplement dated February 29, 2024 (the “Final Prospectus Supplement”).

The Offering closed on March 5, 2024.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing summaries of the Underwriting Agreement, the form of Common Warrant and the form of Representative Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants is filed with this Current Report on Form 8-K as Exhibit 5.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 2.02.	Financial Statements and Exhibits.

On February 29, 2024, the Company filed with the SEC a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) and on March 4, 2024, the Company filed with the SEC the Final Prospectus Supplement (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Offering. The Company disclosed in the Prospectus Supplement that as of December 31, 2023, it had approximately $3,921,000 in cash and cash equivalents.

Because the Company’s financial statements for the quarter and the year ended December 31, 2023 have not yet been finalized or audited, these preliminary statements regarding the Company’s cash and cash equivalents are subject to change, and the Company’s actual cash and cash equivalents for the applicable period may differ materially from these preliminary estimates. Accordingly, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding the Company’s operating data not provided.

The information in this Item 2.02 regarding the Company’s unaudited cash balance as of December 31, 2023 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 29, 2024, the Company issued a press release announcing that it entered into the Underwriting Agreement. On March 5, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement, dated February 29, 2024, by and among Scilex Holding Company, Rodman & Renshaw LLC and StockBlock Securities LLC.

4.1	Form of Common Warrant.

4.2	Form of Representative Warrant.

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release issued by Scilex Holding Company, dated February 29, 2024.

99.2	Press Release issued by Scilex Holding Company, dated March 5, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

Date: March 5, 2024	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President